Consent of Independent Accountants


The Board of Directors
C-COR.net Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 2-95959, 33-27440, 33-35208, 33-66590, 333-65805, 333-02505, 333-89067 and
333-30982) on Form S-8 and (Nos. 333-82697, 333-87909, 333-90011 and 333-90589)
on Form S-3 of C-COR.net Corp. of our report dated March 10, 2000, with respect to the supplemental consolidated balance sheets of C-COR.net Corp. as of June 25, 1999 and June 26, 1998, and the related supplemental consolidated statements of operations, cash flows and shareholders' equity for each of the years in the three-year period ended June 25, 1999, which report appears in the Form 8-K/A of C-COR.net Corp. dated February 18, 2000. The supplemental consolidated financial statements give retroactive effect to the merger of C-COR.net Corp. and Worldbridge Broadband Services, Inc. which occurred on February 18, 2000, which has been accounted for using the pooling-of-interests method of accounting.


/s/ KPMG LLP
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KPMG LLP


State College, Pennsylvania
March 14, 2000